                                                                   EXHIBIT 10.26


                                                            WITHOUT PREJUDICE
                                                         AND SUBJECT TO CONTRACT



                             Dated December 18, 2001











                              ELOYALTY (UK) LIMITED



                                       and



                                 VAUGHAN THOMAS



                              --------------------

                              COMPROMISE AGREEMENT

                              --------------------







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                                                            WITHOUT PREJUDICE
                                                         AND SUBJECT TO CONTRACT

THIS AGREEMENT is made                                       Dec. 18, 2001

BETWEEN:

(1)  "The Company"         ELOYALTY (UK) LIMITED, whose registered office is at
                           Regina House, 5 Queen Street, London E4N 1SP; and

(2)  "The Executive"       VAUGHAN THOMAS of Westwind, Fitzroy Park, London N6
                           6HT.

BACKGROUND

A. The Executive was employed by the Company as Senior Vice President from 1 July 2000 under the terms and conditions set out in a Contract of Employment between the Executive and the Company dated 12 May 2000 (the "Contract of Employment"), a complete copy of which is attached to this Agreement at Appendix A.

B. The Executive's employment with the Company terminated on 7th December 2001 ("the Termination Date") by reason of redundancy.

C. The Executive has sought advice from the Independent Adviser about his ability to commence proceedings against the Company regarding his employment or the termination of it in relation to unfair dismissal (including constructive, unfair dismissal), wrongful dismissal, unpaid wages, unpaid holiday pay, redundancy pay (including statutory redundancy pay), race discrimination, bonus and commission payments, stock options, restricted stock grants, damages for breach of contract (the "Claims") and any other statutory or contractual claims which he has or may have against the Company or any Group Company, or its or their agents.

D. This Agreement records the terms and conditions upon which the Company and the Executive have agreed to settle all outstanding claims that the Executive may have against the Company and/or any Group Company and/or any of its or their agents (including directors and officers), arising out of his employment and/or its termination, and it is the complete agreement between the parties regarding this matter.

E. The Company is entering into this Agreement for itself and as agent for any Group Company and is duly authorised in that respect. Any Group Company may enforce any of the terms of this Agreement in its own right. The Contracts (Rights of Third Parties) Act 1999 shall apply to this Agreement.



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         IT IS AGREED AS FOLLOWS:-

1.1 In this Agreement the following words and expressions shall have the following meanings:-

         INTERPRETATION

         EXPRESSION                         MEANING
         ----------                         -------
         Group Company                      any of (i) the Company and (ii) any
                                            Holding Company of the Company
                                            (including but not limited to
                                            eLoyalty Corporation) and (iii) any
                                            Subsidiary of any such Holding
                                            Company and (iv) any Subsidiary,
                                            parent, shareholder, employee,
                                            agent, officer or director of the
                                            Company or of any Holding Company.

         Independent Adviser                Michael Thomas of
                                            RadcliffesLeBrasseur, 5 Great
                                            College Street, Westminster, London
                                            SW1P 3SJ.

         Subsidiary and Holding Company     have the respective meanings given
                                            to them by Section 736 of the
                                            Companies Act 1985 and any reference
                                            to the subsidiary or subsidiaries or
                                            holding company is (unless
                                            inconsistent with the context)
                                            intended to be a reference to the
                                            Subsidiary or Subsidiaries or
                                            Holding Company respectively of the
                                            Company in question at the relevant
                                            time.

         US Business Day                    Any day of any week which is not
                                            either a Saturday, Sunday or a
                                            public holiday in the United States
                                            of America.



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
         S203 ERA                           Section 203(3) of the Employment
                                            Rights Act 1996.

1.2 References to "clauses" are references to clauses in this Agreement unless specifically stated otherwise.

2.       AGREEMENTS BY THE COMPANY

         Unless and until the Executive breaches any of his agreements contained in clause 3 of this Agreement, the Company agrees that:

2.1 the Executive's employment with the Company terminated with effect from 7th December 2001 (the "Termination Date"). The Company will pay the Executive his final accrued salary, and all accrued and unused reasonably documented holiday pay (7.5 days), earned up to and including the Termination Date through the payroll in the normal manner;

2.2 subject to clause 2.3 below, it will pay to the Executive a severance payment which includes a payment in lieu of the Executive's notice entitlement and is taxable in full. The severance payment made by the Company will be the sum of (pound)363,025 less basic rate Income Tax and Employee National Insurance Contributions ("the Severance Payment"). The Company will account to the Inland Revenue for the deductions of Income Tax and Employee National Insurance Contributions made. Any additional Income Tax and/or Employee National Insurance Contributions for which the Executive may be liable will be payable by the Executive to the Inland Revenue as part of the settlement of his tax affairs for the tax year 2001/2002;

2.3      the Severance Payment will be paid as follows:

         2.3.1 the first (pound)150,000 (`the First Lump Sum Payment') will be paid into an escrow account opened in the joint names of Eversheds Solicitors and Radcliffes Solicitors for the benefit of the Executive ("the Escrow Account") within 7 US Business Days of receipt of this Agreement signed by the Executive and the Independent Adviser by Caroline Garden of Eversheds, 115 Colmore Row, Birmingham B3 3AL ("Eversheds"). In the event that the Company receives confirmation from the Inland Revenue that the Loan Forgiveness referred to at clause 2.7 below is not subject to Income Tax and/or Employee National Insurance Contributions the First Lump Sum Payment will be paid to the Executive, together with any interest



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                  earned thereon, within 7 US Business Days of receipt of such confirmation from the Inland Revenue. In the event that the Inland Revenue deems the Loan Forgiveness to be subject to Income Tax and/or Employee National Insurance Contributions, the Company will pay any such sums demanded to the Inland Revenue from the Escrow Account and pay to the Executive any balance remaining in the Escrow Account together with interest earned thereon, within 7 US Business Days of the Company's receipt of the demand from the Inland Revenue, subject to the Executive first being given 7 US Business Days from the Company's receipt of such demand from the Inland Revenue to appeal against such demand and obtain a decision from the Inland Revenue;

         2.3.2 the sum of (pound)131,000 will be paid by the Company, after receipt by Eversheds of this Agreement signed by the Executive and the Independent Adviser, in 12 equal monthly instalments (`the Instalment Payments') commencing on 7th January 2002 and continuing until 7th December 2002;

         2.3.3 the balance of the Severance Payment remaining after the deduction of the First Lump Sum Payment and the Instalment Payments ("the Second Lump Sum Payment") will be paid after the issue of the Executive's P45 and within 7 US business days of receipt by Eversheds of this Agreement signed by the Executive and the Independent Adviser;

2.4      payment by the Company of the Instalment Payments referred to in clause
         2.3.2 above will be secured by a Letter of Credit with LaSalle Bank N.A ("the Letter of Credit");

2.5 it will pay to the Executive an ex gratia payment of (pound)30,000 ("the Ex Gratia Payment"). The parties acknowledge that the Ex Gratia Payment is a non-contractual payment for loss of employment and that section 148 of the Income and Corporation Taxes Act 1988 applies. The Ex Gratia Payment will be paid without deduction for Income Tax and Employee National Insurance Contributions and will be paid after the issue of the Executive's P45 and within 7 US business days of receipt by Eversheds of this Agreement signed by the Executive and the Independent Adviser;

2.6 for the period of 1 year from the Termination Date or until the date on which the Executive finds alternative employment, whichever is the earlier, the Company will:-



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         2.6.1    continue to pay the Executive's health benefits; and

         2.6.2 continue to make pension plan contributions on the Executive's behalf (collectively "the Benefits")

         on the same terms as the Executive enjoyed during his employment with the Company;

2.7 it will forgive one hundred percent (100%) of the outstanding indebtedness as of the Termination Date owed by the Executive to the Company pursuant to the Loan Note between the Company and the Executive dated July 1, 2000 ("the Loan Forgiveness"), a copy of which is included within Appendix A, provided that the Executive will be solely responsible for any taxes or Employee National Insurance Contributions required to be paid to the Inland Revenue or any other governmental entity as a result of the Loan Forgiveness;

2.8 it will use reasonable endeavours to ensure that its directors and executive officers do not disparage the Executive in any manner likely to be harmful to him, provided that the Company's executive officers will respond accurately and fully to any question, enquiry or request for information when required by law;

2.9 it will provide upon request from any prospective employer of the Executive a reference in the terms attached to this Agreement at Appendix B. The Company agrees not to derogate from the terms of that reference to the detriment of the Executive;

2.10 it will refund to the Executive in accordance with the terms of the Company's Employee Share Purchase Plan the balance of the Executive's contributions paid by the Executive into that Plan;

2.11 it will pay a contribution towards the legal costs incurred by the Executive in obtaining advice from the Independent Adviser in respect of the termination of his employment and this Agreement of (pound)24,675 inclusive of VAT within 14 days of receipt of an invoice from the Independent Adviser's firm addressed to the Executive and marked as payable by the Company; and

2.12 it will accept compliance by the Executive of the agreements on his part contained in clause 3 in full and final settlement of any claims it has or may have against the Executive, save that this will not preclude the operation of Section 310 of the



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                                                         AND SUBJECT TO CONTRACT


         Companies Act 1985 and save in respect of the Company's right to enforce the terms of this Agreement.

3.       AGREEMENTS BY THE EMPLOYEE

         In consideration of the agreements on the part of the Company contained in clause 2, the Executive agrees as follows:

3.1 that he will accept compliance by the Company of the agreements on its part contained in clause 2 in full and final settlement of the Claims and all claims which he has or may have against the Company, any Group Company, or its or their agents, whether statutory or contractual including any claims arising out of or in any way connected with the Contract of Employment and the termination thereof save in respect of accrued pension rights and the right to enforce the terms of this Agreement;

3.2 that on the advice of the Independent Adviser he is not aware of any claims that he has or may have other than those Claims referred to in this Agreement;

3.3 that with effect from the Termination Date, the Executive ceased to be an employee of the Company and has no authority to himself hold out as having any continuing connection with the Company or any Group Company;

3.4 that he will immediately notify the Company in writing as soon as he commences alternative employment;

3.5 that he will continue to comply with the post-termination restrictions set out at Section 12.1 of the Contract of Employment ("the Restrictive Covenants"), amended only to the extent that the definition of 'client' at clause 12.1.(a) of the Contract of Employment be limited to those companies set out at Appendix C of this Agreement. The Executive acknowledges that the Restrictive Covenants are enforceable and remain binding upon him for the period and extent contemplated by Clause 12.1 of the Contract of Employment. The Executive further acknowledges that in the one year period preceding the Termination Date, he has not dealt with in the course of his employment or participated in the submission of a proposal in relation to any companies not listed at Appendix C;

3.6 that he will promptly deliver up to Liz Archbold at the Company's London office at its request and in any event within 3 working days of this Agreement, any and all



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         property belonging to the Company or any Group Company which is in the
         Executive's possession, custody or control, including but not limited to computer hardware and software, keycards, cell phones and pagers, which must be returned in good working condition. Such property also includes credit and phone cards (which must be cut in half), information and records, all correspondence and all other documents, papers, customer lists, customer contacts, customer sales proposals, sales contacts, customer sales proposals, sales contracts, Company plans, Company internal and external business correspondence, including those which may have been prepared by the Executive in the course of his employment which are in his possession, custody or control, and the Executive acknowledges that he has not made or retained copies of or extracts from documents or any notes of or information in relation to the business of the Company or any Group Company. The Executive further acknowledges that he has not deleted any files from his computer and that all files on his computer are the property of the Company and must not be copied, altered or deleted;

3.7 that any services being billed to the Company on behalf of the Executive have been terminated by the Executive;

3.8 that he will not demand any payment under the Letter of Credit referred to at clause 2.4 if he has breached any of the terms of this Agreement and if he does so, he will indemnify the Company in full in respect of the same;

3.9 that he will honour his obligations under Section 10.3(b) of the Contract of Employment to keep secret and not use for any purposes, reveal, disclose or publish to any person any Confidential Information (as defined in the Contract of Employment) or any other information concerning the business or affairs of the Company;

3.10 that he will honour his obligations under Section 2.9 of the Contract of Employment to not make any public statements in relation to the Company or any Group Company at any time and that he will not (a) represent that he is employed by or connected with the Company, or (b) use the style of "eLoyalty" or any name including the words "eLoyalty Corporation" or any name which is similar or likely to be confused therewith;

3.11 that he will keep the terms of this Agreement and the reason for the termination of his employment stated herein confidential and will not disclose the same to any



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         person other than his professional advisers, the Inland Revenue, his immediate family or as may be required by law;

3.12 that, save for any tax and National Insurance Contributions deducted by the Company, the Executive will indemnify and keep indemnified the Company and any Group Company against all and any liability to Income Tax and Employee National Insurance Contributions (including penalties and interest thereon) arising out of the Severance Payment, the Ex Gratia Payment and the Loan Forgiveness made by the Company pursuant to clauses 2.2, 2.3, 2.5 and 2.7, provided that the Executive is given notice by the Company of any assessment for Income Tax and National Insurance Contributions and is given 7 US Business Days from the Company's receipt of such assessment from the Inland Revenue to appeal against that assessment and obtain a decision from the Inland Revenue;

3.13 that notwithstanding the terms of the eLoyalty Corporation 1999 Stock Incentive Plan all outstanding stock options lapsed and ceased to be exercisable at the Termination Date;

3.14 that notwithstanding the terms of the eLoyalty Corporation 1999 Stock Incentive Plan as amended and restated on 28 February 2001, the restricted stock under that Plan ceased vesting as of the Termination Date. The Executive's right to any remaining unvested restricted stock will be cancelled with effect from the Termination Date and the Executive agrees that he will undertake any action required by the Company to ensure that he ceases to have any interest in that restricted stock;

3.15 that in respect of any Company or Group Company shares owned (beneficially or otherwise) by the Executive or any Company or Group Company shares which the Executive has the right to vote in relation to as of the record date of 22nd October 2001 or any other record date established for such voting (including but not limited to the Executive's 131,250 shares of Restricted Stock and the Executive's shares held in the eLoyalty Corporation Employee Stock Purchase Plan), the Executive will vote in favour of the 3 proposals as recommended by the eLoyalty Corporation Board of Directors which are described in the eLoyalty Corporation Proxy Statement dated 14th November 2001 and which are scheduled for consideration at the eLoyalty Corporation Special Meeting of Stockholders to be held on 18th December 2001 (or at any adjourned or postponed meeting thereof) and any subsequent meeting of shareholders called for the purpose of voting on such proposals. The Executive further agrees that he will not amend, modify or revoke such vote.



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3.16     that he will agree to any reasonable request by the Company to make himself available and assist the Company with any litigation that arises in respect of the period of the Executive's employment with the Company. The Company will pay the Executive at the rate of (pound)100 per hour for such assistance, together with reasonable documented expenses incurred;

3.17 that he will not disparage the Company or any Group Company, or its or their officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; and

3.18     that if he engages in any of the activities prohibited pursuant to
         Section 12.1 of the Contract of Employment or otherwise breaches any of the terms set out in this clause 3 of this Agreement, the Company's obligation to provide the Severance Payment, the Loan Forgiveness, the Ex Gratia Payment and the Benefits hereunder will immediately cease and the Company shall be entitled to seek recovery of damages from the Executive associated with or caused by Executive's breach.

4.       WAIVER OF RIGHT TO COMMENCE TRIBUNAL PROCEEDINGS

4.1      The parties hereto believe the following statements to be true:

         4.1.1 the Executive has received advice from the Independent Adviser as to the terms and effect of this Agreement and in particular its effect on his ability to pursue his rights before an Employment Tribunal; and

         4.1.2 that at the time when the Independent Adviser gave the advice referred to in clause 4.1.1 the risk of all or any claims by the Executive in respect of loss arising in consequence of the advice was covered by a contract of insurance or an indemnity provided for members of a profession or professional body;

4.2      the Independent Adviser by signing this Agreement warrants that:

         4.2.1    he is a qualified lawyer; and

         4.2.2    the statements set out in clauses 4.1.1 and 4.1.2 are correct.



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5.       PROCEEDINGS

5.1 The Executive hereby warrants that, as at the date of this Agreement, he has not commenced proceedings against the Company or any Group Company in respect of the Claims or any other proceedings in either a Court or Employment Tribunal.

5.2 In the event that the Executive commences proceedings in respect of the Claims then the Executive will repay to the Company the Severance Payment and the Ex Gratia Payment and the Executive will have no entitlement to the Loan Forgiveness (which will become immediately due and payable together with interest at the rate specified in the Loan Note referred to at clause 2.7 above);

6. This Agreement satisfies the conditions for regulating Compromise Agreements under S203 ERA and Section 72 (4) (A) of the Race Relations Act 1976.

7. The parties acknowledge and agree that the various provisions and sub-provisions of this Agreement are severable and that if any provision or sub-provision or identifiable part is held to be invalid or unenforceable by any court of competent jurisdiction then such invalidity or unenforceability shall not affect the validity or enforceability of the agreement's remaining provisions, sub-provisions, or parts of the Agreement.

Signed for and on
behalf of the Company               /s/ Timothy J. Cunningham



Signed by the Executive             /s/ Vaughan Thomas



Signed by the
Independent Advisor                 /s/ Mike Thomas



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                                   APPENDIX A
                             CONTRACT OF EMPLOYMENT



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                                   APPENDIX B
                                AGREED REFERENCE


                 TO BE TYPED ON ELOYALTY (UK) LIMITED NOTEPAPER


[Date]


Dear

VAUGHAN THOMAS

We confirm that Vaughan Thomas was employed as a Senior Vice President of the Company between 1 July 2000 and 7 December 2001. His responsibilities as a member of the executive included full operational management of the international business operations. This included profit & loss responsibility for Australia, Germany, France and the United Kingdom.

Mr Thomas left the Company's employment by mutual agreement following a strategic realignment of the Company's business on a global basis.

In accordance with the Company's usual practice, this reference is given without liability on the part of the Company or the writer.

Yours



Chief Executive



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                                   APPENDIX C
                                 LIST OF CLIENTS

     Client
-----------------

ASV
Abbott Labs
Axel Springer
BBC
BSkyB
Deutsche Telekom
Eircell
Eli Lily
Geneva Technology
News Limited
Teleperformance
Westpac Banking



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